Exhibit 10.5

PROVIDENT NEW YORK BANCORP

2011 EMPLOYMENT INDUCEMENT STOCK PROGRAM

JACK L. KOPNISKY

PERFORMANCE-BASED RESTRICTED STOCK AWARD NOTICE

Jack L. Kopnisky	- -
Name of Award Recipient	Social Security Number

Street Address

This Performance-Based Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Performance-Based Restricted Stock Award has been granted under the Provident New York Bancorp 2011 Employment Inducement Stock Program. Set forth below are the specific terms and conditions applicable to this Restricted Stock Award. Attached as Exhibit A are its general terms and conditions.

Restricted Stock Award	(A)	(B)	(C)
Effective Date	07/06/2011	07/06/2011	07/06/2011
Class of Shares*	Common	Common	Common
No. of Awarded Shares*	3,940	3,940	3,940
Type of Award (Escrow or Legended Certificate)	Escrow	Escrow	Escrow
Vesting Date*	December 31, 2014	December 31, 2014	December 31, 2014
Performance Conditions*	See Appendix B to exhibit A	See Appendix B to Exhibit A	See Appendix B to Exhibit A

*	Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Provident New York Bancorp (the “Company”) grants this Performance-Based Restricted Stock Award upon the specified terms and conditions, and the Performance-Based Restricted Stock Award Recipient acknowledges receipt of this Performance-Based Restricted Stock Award Notice, including Exhibit A and Appendices A and B, and agrees to observe and be bound by the terms and conditions set forth herein

PROVIDENT NEW YORK BANCORP			AWARD RECIPIENT

By	/s/ Daniel Rothstein		/s/ Jack L. Kopinsky
	Name:	Daniel Rothstein	Jack L. Kopinsky
	Title:	Executive Vice President
Regulatory Counsel & Chief Risk Officer

Instructions: This page should be completed by or on behalf of the Compensation administrative committee. Any blank space intentionally left blank should be crossed out. A Performance-Based Restricted Stock Award consists of shares granted with uniform terms and conditions. Where shares granted under a Performance-Based Restricted Stock Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

EXHIBIT A

PROVIDENT NEW YORK BANCORP, INC

2011 EMPLOYMENT INDUCEMENT STOCK PROGRAM STOCK INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD NOTICE FOR JACK L. KOPNISKY

General Terms and Conditions

Section 1. Size and Type of Award. The shares of Common Stock of Provident New York Bancorp (“Shares”) covered by this Award (“Awarded Shares”) are listed on the Performance-Based Restricted Stock Award Notice. The Performance-Based Restricted Stock Award Notice is subject to all of the terms and conditions of this Award Notice and the Provident Bancorp Inc. 2004 Stock incentive Plan (“Plan”) as if this Award were made under that Plan.

Unless otherwise permitted by the administrative committee, your Awarded Shares will be designated “Escrow” and held in the name of the administrative committee or of a trustee or custodian named by the administrative committee on a pooled basis with other Awarded Shares. If permitted by the administrative committee, you may elect to be taxed on shares that are transferred to you in certificated form immediately upon their transfer to you instead of later when they vest. If you make this election, you will be required to include in ordinary income, for the taxable year in which the transfer of certificates occurs, an amount equal to the fair market value of the shares on the transfer date. Provident New York Bancorp may be allowed to claim a tax deduction, for compensation expense, in a like amount. You make this election by filing a statement of election containing specified items of information with the Internal Revenue Service within thirty days after the date of transfer of the shares to you. You must give a copy of the statement you file to Provident New York Bancorp and Provident Bank If you make this election, your Awarded Shares will be designated “Legended Certificate.” A certificate evidencing the Awarded Shares will be issued to you and will include a restrictive legend incorporating the terms and conditions of this Award Notice. If you make this election, the vesting of your awards will not subject you to further income tax.

Your acceptance of employment with Provident New York Bancorp and Provident Bank, and your commencement of such employment, constitute adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.

Section 2. Vesting.

(a) Vesting Dates. The Vesting Dates for your Awarded Shares are specified on the Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate evidencing unrestricted ownership will be transferred to you.

(b) Vesting Conditions. There are conditions you must satisfy before your Performance-Based Restricted Stock Award will vest:

(i) You must remain in the continuous service of the Provident New York Bancorp and/or Provident Bank through the Vesting Date shown in this Performance-Based Restricted Stock Award Notice (“Service Conditions”).

(ii) Any Performance Condition(s) specified in this Performance-Based Restricted Stock Award Notice must be met as of the end of their respective Performance Measurement Period(s) as determined by the administrative committee on the basis of such evidence as it deems appropriate (“Performance Conditions”).

As a general rule, if you have satisfied BOTH the Service Conditions and the Performance Conditions, your right to the Awarded Shares will be nonforfeitable.

(c) Forfeitures. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. If you remain in continuous service with Provident New York Bancorp and/or Provident Bank through the applicable Vesting Date but one or more of the applicable Performance Conditions are not satisfied, you will forfeit any Awarded Shares the vesting of which depended on satisfaction of the unsatisfied Performance Condition(s). When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the administrative committee or to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

(d) Accelerated Vesting.

(i) In the event of your service terminates due to death or Disability (as defined in the Plan) or Retirement (as defined in the Plan), then:

(A) any Performance Condition for which the Performance Measurement Period has not ended will be deemed satisfied (or will be deemed achieved at target if more than one level of performance is provided for), and

(B) a pro-rated portion of the Awarded Shares for which the Performance Conditions have or are deemed to have been satisfied, determined based on the ratio (not to exceed 1.00) of the number of days during the period beginning on Effective Date and ending on the date of termination to the number of days during the period beginning on Effective Date and ending on the Vesting Date will vest on an accelerated basis as of the date of termination.

To qualify for Retirement, you must, as of the termination date, have attained age 65, or attained age 55 and have at least 10 consecutive years of service, and, in either case, must enter into a retirement agreement with the Company in a form approved by the administrative committee, within the administrative committee’s discretion, and under which the you agree, for a period of 2 years, to provide consulting services to the Company and Provident Bank (as specified in Section 2.35 of the Plan) and to refrain from competing with or soliciting employees and customers of the Company and Provident Bank.

(ii) In the event of your service terminates due to discharge without “Cause” or voluntary resignation with “Good Reason” (in each case as defined in the Employment Agreement among you, the Company and Provident Bank as in effect on the Effective Date) within 18 months following a Change of Control (as defined in the Plan) then:

(A) any Performance Condition for which the Performance Measurement Period has not ended will be deemed satisfied (or will be deemed achieved at target if more than one level of performance is provided for), and

(B) a pro-rated portion of the Awarded Shares for which the Performance Conditions have or are deemed to have been satisfied, determined based on the ratio (not to exceed 1.00) of the number of days during the period beginning on Effective Date and ending on the date of termination to the number of days during the period beginning on Effective Date and ending on the Vesting Date, will vest on an accelerated basis sixty (600 days after termination or resignation, as applicable, if and to the extent all conditions of such accelerated vesting imposed under such Employment Agreement are satisfied .

(e) Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or Provident Bank.

(f) Application of Clawback Policy. Notwithstanding anything in the Restricted Stock Award Notice to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable.

Section 3. Dividends. Dividends or distributions paid on Awarded Shares, whether or not in cash, will not be paid to you currently. Instead, they will be vested, accumulated and paid to you if, as and when the related Awarded Shares become vested and will be subject to the same Service Conditions and Performance Conditions as the Awarded Shares.

Section 4. Voting and Tender Rights. You will not have the right to vote, or direct the voting of, Awarded Shares, or the right to respond, or direct the response with respect to Awarded Shares to any tender offer, exchange offer or other offer made to the holder of Shares, unless and until the applicable Service Conditions and Performance Conditions have been satisfied and ownership of record of the Awarded Shares has been conveyed to you.

Section 5. Taxes. Where any person is entitled to receive Shares pursuant to the Restricted Stock Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 6. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If to the Recipient, to the Recipient’s address as shown in the Company’s records.

If to the administrative committee:

Provident New York Bancorp

c/o Provident Bank

400 Rella Blvd.

Montebello, New York

Attention: Corporate Secretary

Section 7. Restrictions on Transfer. The Restricted Stock Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such award be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of Provident New York Bancorp.

Section 8. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.

Section 9. Construction of Language. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 10. Governing Law. This Notice shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Notice, the Recipient, and any other person claiming any rights under the Notice, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 11. Amendment. This Award may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient. This Award amends and supersedes any Performance-Based Restricted Stock Award Notice bearing the same effective date.

Section 12. Plan Provisions Control. This Award and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan that would apply if this Award were being made under the Plan In the event of any conflict between the provisions of the Plan and the provisions of this Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Agreement, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Notice, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Notice.

APPENDIX A TO PERFORMANCE-BASED RESTRICTED STOCK AWARD NOTICE

Beneficiary Designation Form - Performance-Based Restricted Stock

GENERAL INFORMATION	Use this form to designate the Beneficiary(ies) who may receive Performance-Based Restricted Stock Awards that become vested at your death.

Name of Person Making Designation		Social Security Number – –

BENEFICIARY DESIGNATION	Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

Name	Address	Relationship	Birthdate	Share
%

%

%
Total = 100%

B  CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:

Name	Address	Relationship	Birthdate	Share
%

%

%
Total = 100%

I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Provident New York Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Restricted Stock Awards

	Your Signature		Date

------------------------------------------------------------------  Internal Use Only  -----------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Provident New York Bancorp on the date indicated.			Comments

By
	Authorized Signature	Date

APPENDIX B TO PERFORMANCE-BASED RESTRICTED STOCK AWARD NOTICE

Performance Vesting Conditions

[To be supplied]